UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2023

TRAQIQ, INC.

(Exact name of registrant as specified in charter)

California	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

14205 SE 37th Street, Suite 100 Bellevue, WA	98006
(Address of Principal Executive Offices)	(zip code)

(425) 818-0560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2023, by unanimous written consent, the Company’s board of directors (the “Board”) appointed Mr. Frank E. Celli as a member of the Board. Mr. Celli will serve as a director until his successor is elected and qualified.

In connection with Mr. Celli’s appointment, on March 22, 2023, the Company and Mr. Celli signed an offer letter (the “Offer Letter”), pursuant to which Mr. Celli shall receive a yearly compensation of $60,000. In addition, Mr. Celli shall receive equity compensation in the form of 1,809,535 shares of common stock, vesting in six equal semi-annual installments over three years. Pursuant to the terms of the Offer Letter, Mr. Celli’s term shall continue until Mr. Celli’s successor is elected and qualified. Mr. Celli may terminate his membership on the Board for any or no reason by delivering a written notice of resignation to the Company.

Biographical Information for New Director.

Frank E. Celli, Interim Executive Chairman

Mr. Celli has been in the waste and recycling industry for 35 years. Over the course of his career, he has been an owner and CEO of multiple solid waste companies, with experience in numerous facets of the industry, including waste collection, transfer station operations, landfill operations and recycling operations. Mr. Celli was co-founder and CEO of Interstate Waste Services from 2000 to 2006. Since May 2022, Mr. Celli has served as Managing Member of FC Advisory a management consulting company, and, since 2020, Mr. Celli has served as a consultant and strategic corporate advisor at Direct Waste Services, Inc., a solid waste collection and recycling company, positions that Mr. Celli continues to hold. From August 2015 until November 5, 2020, Mr. Celli served as Chief Executive Officer and from August 2015 until March 18, 2022, Mr. Celli served as Chairman of the Board, of BioHitech Global, Inc. (NASDAQ: BHTG), a waste reduction and technology company that was rebranded to Renovare Environmental, Inc. (NASDAQ:RENO) in December 2021. Over the course of his career, Mr. Celli has completed over 50 acquisitions and spearheaded multiple exits. Mr. Celli has a Bachelor of Science degree from Pace University Lubin School of Business.

There are no family relationships between Mr. Celli and any of our other officers and directors. Except for the Offer Letter filed as Exhibit 10.1 hereto and incorporated by reference herein, Mr. Celli is not party to any agreement with the Company since the beginning of our last fiscal year.

Item 7.01	Regulation FD Disclosure

On March 24, 2023, the Company issued a press release announcing that it has executed a non-binding letter of intent to acquire a platform environmental services company in furtherance of its intended future business model. The full text of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
10.1	Frank Celli Offer Letter
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2023	TRAQIQ, INC.

	By:	/s/ Ajay Sikka
	Name:	Ajay Sikka
	Title:	Chief Executive Officer